                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K into IXC Communications, Inc.'s previously filed registration statements on Form S-3 (File No. 333-33421), Form S-3 (File No. 333-52433), Form S-8 (File No. 333-11409), Form
S-8 (File No. 333-18467), Form S-8 (File No. 333-49817), Form S-8 (File No.
333-66351) and Form S-8 (File No. 333-66367).

                                       /s/ Arthur Andersen LLP

Monterrey, N.L.
March 26, 1999.